UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material Pursuant to § 240.14a-12

CARA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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April 23, 2021
Dear Stockholder:
It is my pleasure to invite you to attend Cara’s 2021 Annual Meeting of Stockholders on Thursday, June 3, 2021, which will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CARA2021, at 12:00 p.m., Eastern Daylight Time.
This year, we are embracing the latest technology to host a virtual meeting, which we believe will provide expanded access, improved communication and cost savings. Further, we believe the virtual meeting format is even more critical at this time, as we seek to protect our communities, stockholders and personnel facing significant uncertainties in light of the recent COVID-19 pandemic. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate.
In addition, this year we are again using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the costs of printing and distributing the proxy materials and conserve resources. On or about the date of this letter, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (“Form 10-K”) and vote via the internet. This Notice also contains instructions on how to receive a paper copy of the proxy materials and our Form 10-K.
Both the Notice of Internet Availability of Proxy Materials that is being mailed and the Notice of Annual Meeting of Stockholders and proxy statement contained herein identify the items we plan to address at the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, you can cast your vote via the internet or by telephone, or, if you receive paper copies of the proxy materials, by completing the accompanying proxy and returning it in the prepaid envelope provided. If you attend the Annual Meeting, you may vote online during the meeting if you wish, even if you previously submitted a proxy.
Very truly yours,
Derek Chalmers, Ph.D., D.Sc.
President and Chief Executive Officer

CARA THERAPEUTICS, INC.
4 Stamford Plaza
107 Elm Street 9th Floor
Stamford, CT 06902
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Cara Therapeutics, Inc., a Delaware corporation (“Cara,” “we,” “us,” “our” or the “Company”). The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CARA2021, at 12:00 p.m., Eastern Daylight Time on Thursday, June 3, 2021 for the following purposes:
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To elect the Board of Directors’ two nominees, Harrison M. Bains, Jr. and Susan Shiff, Ph.D., for directors to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

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To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

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To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

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To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.
The record date for the Annual Meeting is Monday, April 12, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held Virtually, Via Live Webcast at www.virtualshareholdermeeting.com/CARA2021, at 12:00 p.m., Eastern Daylight Time on Thursday, June 3, 2021.
The proxy statement and the Form 10-K are available at www.proxyvote.com.
By Order of the Board of Directors
SCOTT M. TERRILLION
Corporate Secretary
Stamford, CT
April 23, 2021

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.
Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

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CARA THERAPEUTICS, INC.
4 Stamford Plaza
107 Elm Street 9th Floor
Stamford, CT 06902
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2021 at 12:00 P.M., Eastern Daylight Time
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Cara Therapeutics, Inc. (the “Company” or “Cara”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 23, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may elect to send you a proxy card, along with a second Notice of Internet Availability of Proxy Materials, after 10 calendar days have passed since our first mailing of the Notice.
How do I attend the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the virtual Annual Meeting live online at www.virtualshareholdermeeting.com/CARA2021. The meeting will start at 12:00 p.m., Eastern Daylight Time, on Thursday, June 3, 2021. This year, we are embracing the latest technology to host a virtual meeting, which we believe will provide expanded access, improved communication and cost savings. Further, we believe the virtual meeting format is even more critical at this time, as we seek to protect our communities, stockholders and personnel facing significant uncertainties in light of the recent COVID-19 pandemic. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of our common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/CARA2021. We recommend that you log in a few minutes before 12:00 p.m., Eastern Daylight Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/CARA2021 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:
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You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

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Only stockholders of record as of April 12, 2021, the record date for the Annual Meeting, and their proxy holders may submit questions or comments.

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Please direct all questions to Derek Chalmers, Ph.D., D.Sc., our President and Chief Executive Officer.

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Please include your name and affiliation, if any, when submitting a question or comment.

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Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

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Questions may be grouped by topic by our management.

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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

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Be respectful of your fellow stockholders and Annual Meeting participants.

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No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CARA2021 or at www.proxyvote.com.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date, Wednesday, April 12, 2021, will be entitled to vote at the Annual Meeting. On the record date, there were 50,041,626 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the record date your shares were registered directly in your name with Cara’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, to ensure your vote is counted, we urge you to vote your shares electronically through the internet, by telephone or by filling out and returning the proxy card that you may request or that we may elect to deliver at a later time as described under the question titled “Will I receive any other proxy materials by mail?” above.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If on the record date your shares were held, not in your name, but rather in an account at a broker, bank, or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?
There are three matters scheduled for a vote:
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Election of two directors, Harrison M. Bains, Jr. and Susan Shiff, Ph.D., to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

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Approval, on a non-binding advisory basis, of the compensation of our named executive officers;

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Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online during the Annual Meeting, or you may vote by proxy (1) over the telephone, (2) through the internet or (3) by using a proxy card that you may request or that we may elect to deliver at a later time as described under the question titled “Will I receive any other proxy materials by mail?” above. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote online during the Annual Meeting, even if you have already voted by proxy. In such case, your previously submitted proxy will be disregarded.
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To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/CARA2021, starting at 12:00 p.m., Eastern Daylight Time on Thursday, June 3, 2021. The webcast will open 15 minutes before the start of the meeting.

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To vote using the proxy card that you have requested or that we have elected to deliver, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 P.M., Eastern Daylight Time on Wednesday, June 2, 2021 to be counted.

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To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 P.M., Eastern Daylight Time on Wednesday, June 2, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Cara. Simply follow the voting instructions in the Notice to ensure that your vote is counted. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization and after obtaining a valid proxy from your broker, bank or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the record date, Wednesday, April 12, 2021.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote online during the meeting, through the internet, by telephone or by completing your proxy card, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposals 1 and 2 without your instructions. Your broker, bank or other agent may only vote your shares on Proposal 3 (Ratification of Auditors) in the absence of your instruction.
Please instruct your bank, broker or other agent to ensure that your vote will be counted.
What are “broker non-votes”?
When a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other agent holding the shares as to how to vote on matters deemed to be “non-routine” under stock exchange rules, the broker, bank or other agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Only Proposal 3 (Ratification of Auditors) is considered a routine matter under applicable stock exchange rules, and without your instruction, your broker, bank or other agent may vote your shares in its discretion. Proposals 1 and 2 are considered non-routine under applicable stock exchange rules, and without your instruction, your broker, bank or other agent cannot vote your shares on this these matter. Please instruct your broker, bank or other agent so your vote can be counted.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted in accordance with the recommendations of our Board as follows:
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FOR the election each of the two nominees for director;

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FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

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FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Cara’s Secretary at 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902.

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You may attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Brokers, Bank or Other Agents
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count: (1) with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes, (2) with respect to Proposal 2, votes “For,” “Against,” abstentions and broker non-votes, and (3) with respect to Proposal 3, votes “For,” “Against” and abstentions. Abstentions will be counted towards the vote total for Proposals 2 and 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
How many votes are needed to approve each proposal?
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Proposal 1 — Election of Directors: The two nominees for directors that receive the highest number of FOR votes of the holder of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on Proposal 1 will be elected.

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Proposal 2 — Advisory Vote on the Compensation of our Named Executive Officers: This proposal, commonly referred to as the “say-on-pay” vote, must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on Proposal 2. Since Proposal 2 is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

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Proposal 3 — Ratification of Auditors: The ratification of the selection of our independent registered public accounting firm must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting by virtual attendance or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting by virtual attendance or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K (“Form 8-K”) that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be included in our proxy statement for the 2022 Annual Meeting of Stockholders, your proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, your proposal must be received in writing by our Corporate Secretary at 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902 by Friday, December 24, 2021, which is 120 calendar days before the anniversary date of our proxy statement release to stockholders for the 2021 Annual Meeting. If you wish to bring a matter before the Stockholders that is not included in next year’s proxy materials, you must notify our Corporate Secretary in writing at the address above no earlier than Wednesday, February 4, 2022 and no later than Friday, March 5, 2022, in accordance with our amended and restated bylaws (“Bylaws”). You are advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has six members. There are two directors currently serving on the Board in the class whose term of office expires in 2021, both of whom have been recommended for nomination to the Board by the Nominating and Corporate Governance Committee of the Board: Dr. Shiff and Mr. Bains. If elected at the Annual Meeting, each of these nominees would serve until the 2024 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting
Harrison M. Bains, Jr. has served as a member of our Board since July 2014. Mr. Bains served in multiple roles at Bristol Myers Squibb Company, including Vice President, Treasurer and acting Chief Financial Officer from 1988 through his retirement in 2004. Mr. Bains’s career also includes serving as Senior Vice President of the Primary Industries group at Chase Manhattan Bank and 11 years with RJR Nabisco and two of its predecessor companies as Senior Vice President and Treasurer. He currently serves as a director and chairman of the Audit Committee of the Mercer Funds, Inc., a registered investment company. He has previously served as a member of the board of trustees of the Park Avenue Armory from October 2007 to June 2020, as a member of the board of trustees of the Civil War Trust from September 2007 to September 2019, as a member of the board of trustees of the University of Redlands from October 1989 to May 2013, as a member of the board of directors of BG Medicine, Inc. from 2007 to 2015 and as a member of the board of directors of Bank of America Funds from 2010 to 2016. Mr. Bains earned an M.B.A from the University of California, Berkeley and a B.A. in economics from the University of Redlands. He also completed the Advanced Management Program at Harvard Business School. His extensive experience in the biotechnology industry provides him with the qualifications to serve on our Board.
Susan Shiff, Ph.D. has served as a member of our Board since June 2020. Currently, Dr. Shiff is the President of Ontada, McKesson’s oncology technology and insights business. Ontada delivers real-world insights to transform the fight against cancer and focuses on its world-class suite of oncology provider technologies, while leveraging the business’ deep expertise in oncology insights, data and real-world evidence (RWE) to improve patient outcomes. Previous to Ontada, from 2014 to 2021, Dr. Shiff served as Senior Vice President and Head of the Center for Observational and Real-World Evidence (“CORE”) at Merck & Co., Inc. In 2018, CB Insights named CORE as one of the most innovative Corporate Labs in healthcare. Prior to joining Merck, Dr. Shiff was the Global Vice President, Health Economics Research and Evidence Based Medicine at Teva, Inc. Prior to Teva, she spent seven years at Pfizer, including several years as a Vice President in the areas of outcomes research, epidemiology, health economics, and access and pricing. She also led the global risk management group and US HEOR group at Roche and spent four years at the U.S. Centers for Disease Control and Prevention (“CDC”). In 2016, Dr. Shiff was named one of the top 15 women in Biopharma by FiercePharma, in 2017 Proclinical named her as one of today’s most inspiring women in the pharmaceutical industry, and in 2019 GNS Healthcare named Dr. Shiff as an International Women's Day Healthcare Innovator. Dr. Shiff received her Ph.D. degree from UCLA, and an MBA degree from Cornell University. Dr. Shiff currently serves on the New Jersey Symphony Orchestra Board of Trustees and Co-Chair of the Education Committee, is a Non-Executive Director of Synthace Ltd, and is a non-Executive Director of Q-Centrix, a TPG Company. Her extensive experience in the pharmaceutical industry as a leader in the development and implementation of evidence, access, and pricing strategies for products globally provides her with the qualifications to serve on our Board.
Dr. Shiff was appointed to the Board in June 2020, and was identified as a candidate for the Board by a third-party search firm and interviewed and recommended by Mr. Vogelbaum and Dr. Chalmers, based on her extensive experience in the pharmaceutical industry as a leader in the development and implementation of evidence, access, and pricing strategies for products globally. We believe that Dr. Shiff meets the criteria for independence under the Nasdaq rules.
Vote Required: Directors are elected by a plurality of the votes of the holders of shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. Broker non-votes will have no effect on the outcome of Proposal 1.
If either nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by Cara. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected. Our management has no reason to believe that the nominees will be unable to serve.
The Board of Directors Unanimously Recommends a Vote For Each of The Named Nominees.
Directors Continuing in Office Until the 2022 Annual Meeting
Jeffrey L. Ives, Ph.D. has served as a member of our Board since July 2014. Dr. Ives currently is an Advisor to Access Biotechnology, a healthcare technology venture firm, and a Principal at NeuroPharma Advisors, LLC, an advisory group focused on companies developing therapeutics for the central nervous system. Dr. Ives also serves as a board member for Acumen Pharmaceuticals, Pinteon Therapeutics, Orthogonal Neuroscience and Astrocyte Pharmaceuticals, all companies targeting therapies for neurodegenerative diseases. Dr. Ives served as the Chief Executive Officer of Satori Pharmaceuticals, Inc., a company focused on discovery and development of breakthrough therapies for the treatment and prevention of Alzheimer’s disease from 2008 until 2013. Prior to Satori, Dr. Ives led the CNS, pain and oncology research teams at Pfizer for over two decades and, from 2001-2007, served as a Senior Vice President leading the global Pharmacokinetics, Dynamics and Metabolism organization. Dr. Ives received his doctorate and master degrees from Yale University and received his bachelor of arts degree from Colgate University. His extensive experience leading research and drug development provides him with the qualifications to serve on our Board.
Christopher Posner has served as a member of our Board since August 2018. He has broad experience in commercial and marketing operations and product management at both large and specialty pharmaceutical companies, where he has focused on products for autoimmune, inflammatory and pain conditions, including Xeljanz® and Enbrel®. Since July 2017, he has been the Chief Executive Officer of LEO Pharma, Inc. US, a subsidiary of LEO Pharma A/S, a global healthcare company specializing in dermatology and critical care, including such conditions as psoriasis and atopic dermatitis. Prior to joining LEO, he was the Head of Worldwide Commercial Operations at R-Pharma-US, LLC, a specialty pharmaceutical company focused on oncology and chronic immune disorders, from 2014 until 2017. Previously, Mr. Posner held a variety of senior management positions in commercial and marketing operations at Bristol-Myers Squibb Company, Pfizer Inc., Wyeth Pharmaceuticals, Inc. and Endo Pharmaceuticals plc. Mr. Posner holds an M.B.A. from Fuqua School of Business, Duke University and a B.A. in Economics from Villanova University.
Directors Continuing in Office Until the 2023 Annual Meeting
Derek Chalmers, Ph.D., D.Sc., one of our founders, has served as our President and Chief Executive Officer since September 2004 and has served as a member of the Board since July 2004. Dr. Chalmers has over 25 years’ experience in the biotechnology industry with increasing levels of corporate and business responsibilities. Prior to founding Cara, Dr. Chalmers co-founded Arena Pharmaceuticals, Inc. (Nasdaq: ARNA), a drug discovery and development company, and served as its Vice President and Executive Director from June 1997 until May 2004. Dr. Chalmers holds a D.Sc. and Ph.D. in Pharmacology from the University of Glasgow. Dr. Chalmers’ qualifications to sit on the Board include his leadership, executive, managerial and business experience, historical knowledge of our company and his background and experience in the biotechnology industry, including having been a founder of a prior biotechnology company.

Martin Vogelbaum has served as a member of our Board since July 2010. He currently serves as Managing Partner of Inning One Ventures, an early stage life sciences venture capital firm. He also serves as CEO of Ajax Therapeutics, a private oncology company. Previously, Mr. Vogelbaum served as Corporate Vice President, Business Development at Celgene Corporation (now Bristol Myers) from 2015 to 2017. Prior to joining Celgene, Mr. Vogelbaum served as a partner of Rho Ventures from 2005 until 2015, where he focused on investments in biotechnology, biopharmaceuticals and medical devices. He has more than 27 years of investment experience in the life sciences sector, having been involved with companies at all stages of development, including co-founding multiple companies. Prior to his venture capital career, he was a research associate in the bone marrow transplantation unit at Memorial Sloan Kettering Hospital, where he conducted research in graft-versus-host-disease (“GVHD”). He currently serves on the Healthcare Advisory Board for the Partnership Fund for New York City as well as the External Advisory Board for the Office of Therapeutic Alliances at NYU Langone. Mr. Vogelbaum received his A.B. in biology and history from Columbia University. Mr. Vogelbaum’s experience in the life sciences industry as a venture capitalist provides him with the qualifications and skills to serve on our Board.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the members of the Board, other than Dr. Chalmers, our President and Chief Executive Officer, are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of the independent directors had a material or other disqualifying relationship with the Company.
Board Leadership Structure
The Board has a Lead Independent Director, Mr. Vogelbaum, instead of a Chairperson. The Lead Independent Director has authority, among other things, to establish the agenda for meetings of the independent directors of the Board and to preside over meetings of the independent directors and any portions of the meetings of the Board evaluating the performance of the Board. Our management believes that having a Lead Independent Director creates an environment that is conducive to objective evaluation and independent oversight, thereby improving the effectiveness of the Board as a whole.
Role of the Board of Directors in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board is also focused on emerging risks, such as the COVID-19 pandemic and its potential effects on our business and clinical development plans, as well as risk mitigation strategies. The Audit Committee of the Board has the responsibility to consider and discuss, with management and the Company’s independent auditors, its major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the Company’s internal control over financial reporting and disclosure controls and procedures. The Nominating and Corporate Governance Committee of the Board monitors the effectiveness of our corporate governance guidelines, and periodically reviews, assesses and recommends any changes deemed appropriate. The Compensation Committee of the Board assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Meetings of the Board of Directors
The Board met in person or telephonically a total of seven times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which he or she served during 2020, held during the period for which he or she was a director or committee member.
In addition, each of our directors is expected to attend our Annual Meetings of Stockholders. All of the directors attended the 2020 Annual Meeting of Stockholders.
Information Regarding Committees of the Board of Directors
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these standing committees has a written charter approved by the Board that reflects applicable standards and requirements adopted by the SEC and

Nasdaq. A copy of each charter is available to stockholders on our website at www.caratherapeutics.com in the News & Investors section under Corporate Governance.
The following table provides membership of the Board committees as of April 12, 2021, as well as committee meeting information for our fiscal year ended December 31, 2020:
Name	Audit	Compensation	Nominating and Corporate Governance
Harrison M. Bains, Jr.	X*
Jeffrey Ives, Ph.D.		X	X
Christopher Posner	X	X
Martin Vogelbaum	X	X*	X*
Susan Shiff, Ph.D.†		X	X
Total meetings during 2020	4	4	2

*
Committee Chairperson

†
Dr. Shiff was appointed to the Compensation Committee and Nominating and Corporate Governance Committee upon joining the Board on June 26, 2020.

Below is a description of each committee of the Board.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. The committees periodically review their charters and assess their own performance. In addition, the Nominating and Corporate Governance Committee periodically reviews the performance of the Board, including Board committees, and management, and makes recommendations to the Board and management, as applicable, for areas of improvement as it deems appropriate.
Audit Committee
The Audit Committee is composed of three directors: Mr. Bains (Chair), Mr. Posner and Mr. Vogelbaum. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee of the Board are independent, as defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act, and that each such member meets the financial literacy requirements of Nasdaq.
The Board has also determined that Mr. Bains qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Bains’ level of knowledge and experience based on a number of factors, including his formal education and experience as acting chief financial officer for a public reporting company.
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.
For this purpose, the Audit Committee performs several functions:
•
evaluate the performance of and assesses the qualifications of the independent auditors;

•
determine and approve the engagement of the independent auditors;

•
determine whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•
review and approve the retention of the independent auditors to perform any proposed permissible non-audit services;

•
monitor the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;

•
review and approve or reject transactions between the Company and any related persons;

•
confer with management and the independent auditors regarding the effectiveness of internal controls over financial reporting, the objectivity of the Company’s financial reporting and the Company’s accounting policies and practices;

•
establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•
meet to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Audit Committee Report
The Audit Committee has reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended December 31, 2020 included in this proxy statement. The Audit Committee has also reviewed and discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the audited financial statements and the audit results. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Upon completing these activities, the Audit Committee concluded that Ernst & Young LLP is independent from Cara and its management.
Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Form 10-K and filed with the SEC.
Members of the Audit Committee:
Harrison M. Bains, Jr. (Chair)
Christopher Posner
Martin Vogelbaum
The material in this Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such material by reference.
Compensation Committee
The Compensation Committee is composed of four directors: Mr. Vogelbaum (Chair), Dr. Ives, Mr. Posner, and Dr. Shiff. All members of the Compensation Committee of the Board are independent, as defined in Rule 5605(d)(2) of the Nasdaq listing standards, are non-employee directors as defined in Rule 16b-3 under the Exchange Act and are outside directors, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.
The Compensation Committee of the Board acts on behalf of the Board to review, approve and oversee the Company’s compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation, including incentive-based and equity-based compensation, of the Company’s Chief Executive Officer and evaluation of performance in light of these stated objectives;

•
review and approval of the corporate and individual performance objectives of the Company’s other executive officers;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer;

•
setting the compensation of the Company’s other executive officers and directors based in part on recommendations of the Chief Executive Officer;

•
administration of the Company’s equity compensation plans, 401(k) plan, and other similar plans and programs;

•
preparing a compensation committee report on executive compensation as may be required from time to time to be included in the Company’s annual proxy statements or annual reports on Form 10-K filed with the SEC;

•
reviewing and discussing with management the Company’s Compensation Discussion and Analysis that the Company may be required from time to time to include in proxy statements and other SEC filings and considers whether to recommend that it be included in such filings; and

•
overseeing risk management of our compensation programs, policies and practices, including an annual review of our programs to ensure that they are not reasonably likely to incentivize employee behavior that would result in any material adverse risk to the Company.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency as necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration certain factors prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Radford as Cara’s compensation consultant. The Compensation Committee requested that Radford:
•
review the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•
assist in refining the Company’s compensation strategy and in developing and implementing executive and director compensation programs to execute that strategy.

As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration.
Historically, the Compensation Committee has determined most bonus awards and established new performance objectives at one or more meetings held during the first quarter of the year and has made significant adjustments to annual compensation and equity awards periodically, as events warrant. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, periodically throughout the year.
Generally, the Compensation Committee’s executive compensation process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, if any, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation and Risk Management
Our Compensation Committee, our compensation consultant, and our management team each play a role in evaluating and mitigating potential risks associated with our compensation plans, practices, and policies. Our compensation consultant, with input from management, has performed a compensation risk assessment and concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on the Company. In particular, we considered compensation program attributes that help to mitigate risk, including, for example:
•
the mix of cash and equity compensation;

•
a balance of short and long-term incentive plan designs with multiple performance measures;

•
our formal policies for equity administration;

•
our insider trading policy, which prohibits short sales, hedging or similar transactions, derivatives trading and pledging Cara securities as collateral for margin loans; and

•
the oversight of an independent Compensation Committee.

The Compensation Committee has reviewed the risk assessment report and agreed with the conclusion.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussions the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. Portions of this proxy statement, including the Compensation Discussion and Analysis, have been incorporated by reference into the Form 10-K.
Members of the Compensation Committee:
Martin Vogelbaum (Chair)
Jeffrey Ives, Ph.D.
Christopher Posner
Susan Shiff, Ph.D.

The material in this Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing except to the extent the Company specifically incorporates such material by reference.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of three directors: Mr. Vogelbaum (Chair), Dr. Ives, and Dr. Shiff, each of whom is independent, as defined in Rule 5605(a)(2) of the Nasdaq listing standards.
The Nominating and Corporate Governance Committee of the Board is responsible for assessing the need for new directors, identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors’ performance, participation and qualifications, recommending to the Board candidates for selection to the Board, making recommendations to the Board regarding the membership of the committees of the Board, monitoring the quality of the relationship between management and the Board, annually assessing the performance of the Board, and developing and monitoring a set of corporate governance principles for the Company.
Director Nomination Process
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, having the highest professional and personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
Although Cara has not adopted a formal diversity policy applicable to the Board or any other level of our organization, we are proud of the diversity present at the senior-most ranks of Company management. In evaluating the composition of the Board and new director candidates, the Nominating and Corporate Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for director candidates. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Cara Therapeutics, Inc., 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902, Attention: Board of Directors, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name, age and address of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
Stockholder Communications with the Board of Directors
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website at www.caratherapeutics.com in the News & Investors section under Corporate Governance.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.caratherapeutics.com in the News & Investors section under Corporate Governance. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on its website.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.caratherapeutics.com in the News & Investors section under Corporate Governance.

Executive Officers
The following table sets forth certain information with respect to our executive officers as of April 12, 2021:
Name	Age	Position(s)
Derek Chalmers, Ph.D., D.Sc.	57	President, Chief Executive Officer and Director
Frédérique Menzaghi, Ph.D.	54	Chief Scientific Officer and Senior Vice President, Research and Development
Joana Goncalves, M.D.	47	Chief Medical Officer
Scott M. Terrillion	58	General Counsel, Secretary and Chief Compliance Officer
Thomas Reilly	49	Chief Financial Officer
Biographical information for our President, Chief Executive Officer and director, Dr. Chalmers, is included above with the director biographies under the caption “Directors Continuing in Office Until the 2023 Annual Meeting” and is incorporated by reference herein.
Frédérique Menzaghi, Ph.D., one of our founders, has led our preclinical research and pruritic clinical program since 2004. She has served as our Senior Vice President, Research and Development since 2017 and our Chief Scientific Officer since March 2019. Dr. Menzaghi has over 25 years of drug development and management experience in biotechnology in the field of ion channels and G protein-coupled receptors. Her expertise ranges from exploratory non-clinical research through clinical development. From 2003 to 2004, she served as Vice President, Pharmacology and Business Development at Psychogenics Inc., a preclinical contract research organization. From 1999 to 2003, she was the Research Director of In Vivo Pharmacology at Arena Pharmaceuticals, Inc. (Nasdaq: ARNA), leading a multidisciplinary research team. Prior to that, Dr. Menzaghi established and directed a preclinical research laboratory at SIBIA Neurosciences (acquired by Merck). Her research expertise ranged from the development of small molecules to small peptides. She has extensive experience with corporate partnering with large U.S. and Asian pharmaceutical companies including Eli Lilly, Merck and J&J. Dr. Menzaghi received her Ph.D. in Neurosciences from the University of Louis Pasteur, Strasbourg, France and her M.Sc. in clinical psychology from the University of Nancy, France, after which she conducted her post-doctoral research at the Scripps Research Institute, San Diego, California. She has over 55 peer-reviewed publications and book chapters, 100 international meeting presentations and is listed as an inventor on numerous patents.
Joana Goncalves, M.D. has served as our Chief Medical Officer since October 2018. Prior to joining Cara, Dr. Goncalves worked at Celgene Corporation from April 2014 to October 2018, where she most recently served as Vice President, Medical Affairs for Dermatology and Neurology and was instrumental in planning and executing medical support activities for a number of programs, including OTEZLA® for psoriasis. Previously, Dr. Goncalves held the position of Vice President, Medical Strategy and Scientific Affairs at LEO Pharma Inc., the U.S. subsidiary of LEO Pharma A/S, a global healthcare company specializing in dermatology and critical care, from February 2012 to April 2014. She began her pharmaceutical career at Novartis Pharmaceuticals, working on a range of products across various therapeutic areas from 2001 to 2012. Dr. Goncalves received her M.D. from the University of Cape Town, South Africa.
Scott M. Terrillion has served as our General Counsel, Secretary and Chief Compliance Officer since November 2016. Mr. Terrillion brings over 20 years of diverse pharmaceutical industry experience from varying legal and business roles in the public, private and not-for-profit sectors. Mr. Terrillion spent 15 years at Boehringer Ingelheim Pharmaceuticals, Inc., a research-driven pharmaceutical company, where he served as Vice President, Associate General Counsel. At Boehringer, Mr. Terrillion built and led the legal team supporting the global company’s U.S. human pharmaceutical business during a period of rapid, industry-leading growth. Mr. Terrillion also spent two years at Mesoblast, Inc., a publicly traded emerging biotech, as the company’s Vice President, Associate General Counsel and Head of Compliance. Mr. Terrillion began his legal career at Nixon, Hargrave, Devans & Doyle (now Nixon Peabody LLP), a large general practice law firm, where he was an associate in the Health Care and Technology/Intellectual Property Practice groups. A licensed pharmacist, Mr. Terrillion began his professional career as a community pharmacist and later served as Director of Pharmacy for Preferred Care, Inc., an HMO

insurance provider. Mr. Terrillion received his B.S. in Pharmacy from the Albany College of Pharmacy and Health Sciences, where he serves on the Board of Trustees, and a Juris Doctor, magna cum laude, from Albany Law School. He is a member of the New York bar and authorized house counsel in Connecticut.
Thomas Reilly has served as our Chief Financial Officer since October 2020. Prior to joining Cara, Mr. Reilly served as Head of Finance for U.S. Pharma General Medicines at Allergan plc, now part of AbbVie, Inc., since October 2017. Prior to Allergan, from 2004 through 2017, he held numerous financial management positions of increasing responsibility within Novartis AG, most notably Head of Finance of Global Oncology Development. Previously, from 2000 through 2003, he served as the Finance Manager, U.S. Consumer Healthcare Division of Pharmacia Corporation, now Pfizer Inc. Mr. Reilly holds an M.B.A. in accounting from Seton Hall University and a B.S. in finance from Manhattan College.
Non-Employee Directors
The following table sets forth certain information with respect to our non-employee directors as of April 12, 2021:
Name	Age	Position
Martin Vogelbaum	57	Director
Harrison M. Bains, Jr.	77	Director
Jeffrey Ives, Ph.D.	70	Director
Christopher Posner	51	Director
Susan Shiff, Ph.D.	59	Director
Biographical information for each of our non-employee directors is included above under the section titled “Proposal 1 — Election of Directors” and is incorporated by reference herein.
Director Compensation
The following table shows certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2020:
Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)(4)	Option Awards(3)(4)	Total
Martin Vogelbaum	$110,000	$224,928	$219,100	$554,028
Harrison M. Bains, Jr.	60,000	112,464	109,550	282,014
Jeffrey Ives, Ph.D.	52,500	112,464	109,550	274,514
Christopher Posner	57,500	112,464	109,550	279,514
Susan Shiff, Ph.D.(5)	26,979	—	419,307	446,286

(1)
Amounts reflect the annual fees paid to all non-employee directors for their service on the Board, including for their committee membership and service as Lead Independent Director or Chair of a committee.

(2)
Amounts reflect the aggregate grant date fair value of 14,400 restricted stock units (“RSUs”) granted to Mr. Vogelbaum and 7,200 RSUs to each of Mr. Bains, Dr. Ives and Mr. Posner on June 4, 2020 under the terms of our 2014 Equity Incentive Plan (the “2014 Plan”) and calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”), excluding the effect of estimated forfeitures. The RSUs vest in full on the earlier of (i) June 4, 2021 and (ii) immediately prior to the Annual Meeting, subject to the director’s continued service through such date. Assumptions used in the calculation of the grant date fair values of such awards are set forth in Note 13. Stock-Based Compensation in the notes to our financial statements in the Form 10-K.

(3)
Amounts reflect the aggregate grant date fair value of a stock option for 21,600 shares granted to Mr. Vogelbaum, 10,800 shares granted to each of Mr. Bains, Dr. Ives and Mr. Posner on June 4, 2020 and 38,000 shares granted to Dr. Shiff on June 26, 2020 under the terms of the 2014 Plan and calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. Each option granted on June 4, 2020 has an exercise price of $15.62 per share and vests in full on the earlier of (i) June 4, 2021 and (ii) immediately prior to the Annual Meeting, subject to the director’s continued service through such date. Assumptions used in the calculation of the grant date fair values of such options are set forth in Note 13. Stock-Based Compensation in the notes to our financial statements in the Form 10-K. Each option granted on June 26, 2020 has an exercise price of $17.03 and vests over a period of three years, in twelve equal quarterly installments.
(4)
The following table sets forth the aggregate number of RSUs and the aggregate number of shares underlying stock options held by each non-employee director as of December 31, 2020:

Director	RSUs(a)	Number of Shares Underlying Options
Martin Vogelbaum	14,400	112,100(b)
Harrison M. Bains, Jr.	7,200	101,300(c)
Jeffrey Ives, Ph.D.	7,200	72,800(c)
Christopher Posner	7,200	54,800(d)
Susan Shiff, Ph.D.	—	38,000(e)

(a)
All RSUs remained unvested as of December 31, 2020.

(b)
21,600 shares underlying such options remained unvested as of December 31, 2020. The remainder of such shares were vested and immediately exercisable.

(c)
10,800 shares underlying such options remained unvested as of December 31, 2020. The remainder of such shares were vested and immediately exercisable.

(d)
22,490 shares underlying such options remained unvested as of December 31, 2020. The remainder of such shares were vested and immediately exercisable.

(e)
31,667 shares underlying such options remained unvested as of December 31, 2020. The remainder of such shares were vested and immediately exercisable.

(5)
Dr. Shiff joined the Board effective June 26, 2020.

Directors who are also full-time officers or employees of Cara do not receive any additional compensation for serving as directors. Therefore, Dr. Chalmers, our Chief Executive Officer and one of our directors, does not receive any additional compensation for his service as a director. Dr. Chalmers’ compensation as an executive officer is set forth below under “Executive Compensation.”
The Board has adopted a non-employee director compensation policy. Under our director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on the Board. The retainers paid during 2020 to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member were as follows:
	Member Annual Service Retainer	Chairperson / Lead Independent Director and Committee Chair Annual Service Retainer
Board of Directors	$40,000	$75,000
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating and Corporate Governance Committee	5,000	10,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending the Board and committee meetings.
In addition, under our non-employee director compensation policy, each non-employee director is entitled to the following:
•
Upon initial election to the Board, an option to purchase 38,000 shares with an exercise price equal to the fair market value of our common stock on the date of grant, with such option vesting over three years in 12 equal quarterly installments, subject to the director’s continued service as a director through each such vesting date.

•
On the date of each annual meeting of stockholders, (1) an option to purchase 10,800 shares (or in the case of the Chairperson of the Board or Lead Independent Director, 21,600 shares) of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant and (2) 7,200 RSUs (or in the case of the Chairperson of the Board or Lead Independent Director, 14,400 RSUs), with each such equity award vesting on the earlier of the first-year anniversary of the date of grant and our next annual meeting of stockholders, subject to the director’s continued service as a director through such vesting date.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, or “say-on-pay vote,” as disclosed under the section titled “Executive Compensation.”
This vote is advisory only, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee. However, both the Board and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in section titled “Executive Compensation,” including the compensation tables and related narrative disclosures. As discussed in those disclosures, our Board believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosures, is hereby APPROVED.”
Vote required: The affirmative vote of the holders of a majority of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to adopt the foregoing resolution. Abstentions will be counted towards the vote total, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total.
The Board of Directors Unanimously Recommends a Vote For Proposal 2.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
We became a public company in January 2014. For each year prior to 2020, we met the definition of either “emerging growth company” or “smaller reporting company” under SEC rules, which permitted us to include, in our SEC filings, “scaled” executive compensation disclosure with respect to those years. Therefore, this proxy statement includes detail regarding executive compensation that has not previously been required in our proxy statements applicable to our compensation for years that we met either of those definitions, including this Compensation Discussion and Analysis, additional compensation tables for “Grants of Plan-Based Awards,” “Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change in Control” and disclosure concerning the ratio of compensation of our Chief Executive Officer to that of our median employee.
This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2020 for the individuals who served as our principal executive officer, principal financial officer and three other most highly compensated executive officers as of December 31, 2020, referred to as our “named executive officers” for 2020:
Name	Position(s)
Derek Chalmers, Ph.D., D.Sc.	President and Chief Executive Officer
Frédérique Menzaghi, Ph.D.	Chief Scientific Officer and Senior Vice President, Research and Development
Joana Goncalves, M.D.	Chief Medical Officer
Scott Terrillion	General Counsel, Secretary and Chief Compliance Officer
Thomas Reilly(1)	Chief Financial Officer
Richard Makara(1)	Vice President, Head of Accounting & Controller

(1)
In December 2019, Richard Makara, the Company’s Vice President, Head of Accounting & Controller, assumed the responsibilities on an interim basis of Mani Mohindru, the Company’s former Chief Financial Officer, upon Dr. Mohindru’s resignation from the Company. Accordingly, during the first nine months of 2020, Mr. Makara served as the Company’s principal financial officer. In October 2020, the Company hired Thomas Reilly as the Company’s new Chief Financial Officer and Mr. Reilly assumed responsibilities as the Company’s principal financial officer. Under SEC rules, as each of Mr. Makara and Mr. Reilly served as the Company’s principal financial officer during a portion of 2020, each are considered to be named executive officers for the year.

Executive Summary
The following table summarizes our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided to best serve our stockholders’ long-term interests.

What we do:	What we do not do:

✓
Performance metrics tied to Company performance. The performance metrics for our annual executive bonus plan are tied to Company performance, aligning the interests of our executives with those of our stockholders.

✓
Multi-year vesting requirements. The equity awards we grant to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.

✓
Double-trigger termination rights. Our agreements with our executive officers require both a change-in-control and a termination of employment for full severance benefits to be triggered.

✓
Independent compensation committee. Our compensation committee is comprised solely of independent members of our Board.

✓
Independent compensation consultant. Our compensation committee uses an independent compensation consultant that provides no other material services to the Company.

✘
No tax gross-ups. None of our employment-related agreements provide for excise tax “gross-ups.”

✘
No special perquisites. Except as otherwise discussed below, we generally do not provide our executives with perquisites or other personal benefits that differ materially from those available to employees generally.

✘
No retirement plans other than 401(k) Plan. We do not provide any pension or other retirement benefits to our executive officers, except that we offer all employees the right to participate in a company-sponsored 401(k) plan under which we contribute 3% of their salary up to the annual Internal Revenue Code limit.

✘
No special health or welfare benefits. We do not provide our executives with any special health or welfare benefits. Our executive officers participate in the same broad-based company-sponsored health and welfare benefits programs offered to our other full-time, salaried employees.

✘
Hedging, short selling and pledging prohibited. Our insider trading policy prohibits our executive officers and directors from hedging, short selling or pledging our securities.

Objectives, Philosophy and Elements of Executive Compensation
Our compensation program aims to achieve the following main objectives:
•
attract and retain and reward highly qualified executives;

•
provide incentives that motivate and reward for achievement of our key performance goals that increase stockholder value over the long-term;

•
align our executives’ interests with those of our stockholders; and

•
link pay to Company performance.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We also provide some of our executive officers with benefits available to all our employees, including retirement benefits under the Company’s 401(k) plan and participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually and determined based on a number of factors (including individual performance and the overall performance of our Company) and by reference, in part, to market data provided by our independent compensation consultant.
Annual Performance Bonus (at-risk cash)	Motivates and rewards for attaining key annual corporate performance goals and individual contributions that relate to our key business objectives.
Target bonus amounts are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market.
Bonus opportunities are dependent upon achievement of specific corporate performance objectives consistent with our long-term strategic plan and individual performance objectives that relate to the officer’s role and expected contribution toward reaching our corporate goals, generally determined by the Compensation Committee and communicated at the beginning of the year.
Actual bonus amounts earned are determined after the end of the year, taking into account corporate and individual performance objectives.

Long-Term Incentive (at-risk equity)
Motivates and rewards for long-term Company performance; aligns executives’ interests with stockholder interests and changes in stockholder value.
Attracts highly qualified executives and encourages their continued employment over the long-term.

Equity opportunities are generally reviewed annually and may be granted during the first half of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.
Individual awards are determined based on a number of factors, including current corporate and individual performance and market data provided by our independent compensation consultant.
Equity awards for 2020 consisted of a combination of stock options and RSUs. A portion of the RSUs are subject to time-based vesting, which we believe encourages long-term service to the company, and a portion of RSUs vest based on the achievement of corporate performance objectives, which we believe aligns the interests of management with our stockholders by rewarding them upon the Company’s achievement of value-creating milestones.

We focus on providing a competitive compensation package to our executive officers which provides significant short and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, historically we have structured a significant portion of the named executive officers’ total target compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards, in order to align the executive officers’ incentives with the interests of our stockholders and our corporate goals.
How We Determine Executive Compensation
Role of our Compensation Committee, Management and the Board
The Compensation Committee is appointed by the Board and has responsibilities related to the compensation of the Company’s directors, officers, and employees and the development and administration of the Company’s compensation plans. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding Committees of the Board of Directors — Compensation Committee.” Our Compensation Committee consists solely of independent members of the Board.
The Compensation Committee reviews all compensation paid to our executive officers, including our named executive officers. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations. While the Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. The Compensation Committee discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee has retained Radford, which is part of the Rewards Solution practice at Aon plc, as its compensation consultant. Radford developed a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid making executive pay decisions for 2020. Radford also conducted market research and analysis to assist the Compensation Committee in developing executive compensation levels, including appropriate salaries, target bonus amounts and equity awards for our executives, including the named executive officers. Radford also periodically conducts a review of our director compensation policies and practices.

The Compensation Committee has analyzed whether the work of Radford as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, our Compensation Committee determined that the work of Radford and the individual compensation advisors employed by Radford does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.
Use of Competitive Market Compensation Data
The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the Compensation Committee directed Radford to develop a proposed list of our peer group companies to be used in connection with assessing the compensation practices of the publicly traded companies with whom we compete.
Radford proposed, and the Compensation Committee approved, a group of companies that would be appropriate peers based on our Company’s industry focus and size (based on employee headcount and market capitalization). Specifically, based on input from the Compensation Committee, Radford compiled a list of companies that are publicly traded, pre-commercial bio/pharma companies with, a focus on companies in phase 3 clinical development or early new drug application (“NDA”) submission. These companies generally had market capitalizations of between $500 million and $3 billion (with a median market capitalization of $1.0 billion), and a median of 147 employees. The peer group with respect to 2020 is as follows:
•
Acceleron Pharma

•
Aimmune Therapeutics

•
Akebia Therapeutics

•
AnaptysBio

•
ArQule

•
Biohaven Pharmaceuticals

•
Blueprint Medicines

•
ChemoCentryx

•
Deciphera Pharmaceuticals

•
Dermira

•
Epizyme

•
Esperion Therapeutics

•
FibroGen

•
Flexion Therapeutics

•
Global Blood Therapeutics

•
Karyopharm Therapeutics

•
Reata Pharmaceuticals

•
Revance Therapeutics

•
TG Therapeutics

•
Zogenix

Using data compiled from the peer companies (“peer data”), Radford completed an assessment of our executive compensation to inform the Compensation Committee’s determinations regarding executive compensation for 2020. Radford prepared and the Compensation Committee reviewed, a range of market data reference points (generally at the 25th, 50th, and 75th percentiles of the market data) with respect to base salary, performance bonuses, equity compensation (valued based both on an approximation of grant date fair value and as well as ownership percentage), total target cash compensation (base salary and the annual target performance bonus) and total direct compensation (total target cash compensation and equity compensation) with respect to our named executive officers. Although market data is only one of the factors that the Compensation Committee considers in making compensation decisions, the Compensation Committee generally targets executive compensation at approximately the 50th percentile. In addition to market data, the Compensation Committee considers other factors as described below under “Factors Used in Determining Executive Compensation” and, as a result, actual executive compensation may be above or below the 50th percentile.
Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Although as noted above, the Compensation Committee’s general philosophy is to target executive compensation at approximately the 50th percentile, pay decisions are not made by use of a formulaic approach. The Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the factors listed below:
•
Company performance and existing business needs

•
Each named executive officer’s individual performance, scope of job function and the criticality of the named executive officer to the company’s future performance

•
The need to attract new talent to our executive team and retain existing talent in a highly competitive industry

•
A range of market data reference points, as described above under “Use of Competitive Market Compensation Data”

•
Recommendations from consultants on compensation policy determinations for the executive officer group

2020 Executive Compensation Program
Base Salary
In February 2020, the Compensation Committee reviewed the base salaries of the Company’s executive officers, including the named executive officers. It was determined that the base salary for the Chief Executive Officer was modestly above the 25th percentile of peer companies, while the base salaries for the remaining named executive officers was generally between the 50th and 75th percentile. Set forth below are the 2020 base salaries for our named executive officers:
Executive	2020 Base Salary	Percentage Increase in Base Salary from 2019
Derek Chalmers, Ph.D., D.Sc.	$576,800	3%
Frédérique Menzaghi, Ph.D.	$451,200	3%
Joana Goncalves, M.D.	$451,200	3%
Scott Terrillion	$412,000	3%
Richard Makara	$292,800	3%
Mr. Reilly’s initial annual base salary, which was negotiated in connection with his hiring in October 2020, was $400,000. In addition, pursuant to his employment agreement, Mr. Reilly received a signing bonus of $30,000, which amount is subject to recoupment in the event that Mr. Reilly’s employment with the Company terminates before October 1, 2021, which is the one year anniversary of his hiring. This amount is included in the “Bonus” column of the Summary Compensation Table.
Annual Performance-Based Cash Compensation
Pursuant to our executive bonus plan, each executive officer is eligible to receive a target bonus determined as a percentage of his or her annual base salary. Annual performance-based cash compensation is variable and its purpose is to motivate and reward our executive officers for achievement of annual goals and align management and stockholder interests by linking pay and performance. Our Compensation Committee determines these target bonus percentages for each executive officer position primarily based on the range of target bonus percentages for similar positions at peer companies. Our Compensation Committee periodically reviews and evaluates each executive officer’s target bonus percentage.
The 2020 target bonus percentages, and resulting target bonuses, for each of our named executive officers were as follows:

Named Executive Officers
	Target Bonus as Percentage of Base Salary (%)	Target Bonus ($)
Derek Chalmers, Ph.D., D.Sc.	60	346,080
Frédérique Menzaghi, Ph.D.	40	180,480
Joana Goncalves, M.D.	40	180,480
Scott Terrillion	40	164,800
Richard Makara	40	117,120
Thomas Reilly(1)	40	40,000

(1)
Pursuant to the terms of his employment agreement, Mr. Reilly was eligible to earn a pro-rated annual bonus based on the number of days he served as Chief Financial Officer.

In February 2020, the Compensation Committee established a mix of predefined performance objectives for our then-serving executive officers, other than Mr. Makara, and assigned weights to each objective. These performance objectives were based on the achievement of various research, clinical and regulatory milestones related to our clinical development programs. The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage and percentage achievement of the respective performance objectives. In the case of Mr. Makara, because it was anticipated that the Company would hire a new Chief Financial Officer during 2020, no formal performance objectives were established, with Mr. Makara’s 2020 bonus being discretionary based on the overall determination of Mr. Makara’s performance for the year.
The 2020 performance objectives for each of these named executive officers, and the respective weighting thereof, were as set forth below.
Derek Chalmers, Ph.D., D.Sc.
For Dr. Chalmers, the 2020 performance goals, and respective weightings of each, were:
•
Complete follow-on financing and/or corporate partnership that extends the Company’s operating runway through the end of 2022 (50%)

•
Submit the NDA for KORSUVA Injection to the U.S. Food and Drug Administration (“FDA”) by the end of 2020 (30%)

•
Recruit Chief Financial Officer by the end of 2020 (10%)

•
Achieve additional research analyst coverage by end of 2020 (5%)

•
Execute corporate development activities (5%)

Frédérique Menzaghi, Ph.D.
For Dr. Menzaghi, the 2020 performance goals, and respective weightings of each, were:
•
Submit the NDA for KORSUVA Injection by the end of 2020 (60%)

•
Initiate Oral CKD Phase 3 clinical program by the end of 2020 (15%)

•
Ensure commercial supply of KORSUVA Injection by the end of 2020 (15%)

•
Execute on key scientific communication initiatives, including authoring peer-reviewed publication of the results of the Company’s human abuse liability study of KORSUVA (10%)

Joana Goncalves, M.D.
For Dr. Goncalves, the 2020 performance goals, and respective weightings of each, were:
•
Complete enrollment of our Phase 2 clinical trial in atopic dermatitis by the end of 2020 (50%)

•
Submit the NDA for KORSUVA Injection by the end of 2020 (30%)

•
Complete qualitative validation of, and finalize the trial design for a Phase 2 clinical trial in notalgia parasthetica by the end of 2020 (10%)

•
Execute on key scientific communication initiatives, including publications and abstracts for the NDA for KORSUVA Injection by the end of 2020 (10%)

Scott Terrillion
For Mr. Terrillion, the 2020 performance goals, and respective weightings of each, were:
•
Execute corporate and business development objectives, including successfully leading the Company’s compliance and regulatory initiatives and legal diligence for corporate partnership with Vifor Pharma (50%)

•
Oversee KORSUVA end-stage renal disease reimbursement plan, including interaction with Centers for Medicare and Medicaid Services (“CMS”), and completion of at least three meetings with government stakeholders by end of 2020 (20%)

•
Submit the NDA for KORSUVA Injection by the end of 2020 (30%)

In March 2021, the Compensation Committee reviewed our 2020 performance and determined that the performance objectives under the 2020 executive bonus plan for each named executive officer were achieved at 100%.
In addition, the Compensation Committee took note of additional, exceptional performance by Dr. Chalmers during 2020 that was not fully captured by Dr. Chalmers’ original performance objectives, including his efforts in securing the expansion of the Company’s collaboration with Vifor Pharma and the strategic importance of that collaboration. As a result, the Compensation Committee approved an additional incremental bonus above his target bonus. Also, in light of the fact that Mr. Makara was no longer serving as an executive officer of the Company as of year-end, his performance was assessed, and his bonus determined, by Dr. Chalmers, rather than the Compensation Committee. Based on this performance and these assessments, the named executive officers were paid the following bonuses under the 2020 executive bonus plan:
Named Executive Officer	Annual Bonus Payment ($)	Percent of Target Bonus (%)
Derek Chalmers, Ph.D., D.Sc.	432,600(1)	125
Frédérique Menzaghi, Ph.D.	180,480	100
Joana Goncalves, M.D.	180,480	100
Scott Terrillion	164,800	100
Richard Makara	117,120(2)	100
Thomas Reilly	40,000(3)	100

(1)
As described above, a portion of this bonus payment represented a discretionary bonus based on additional achievements by Dr. Chalmers in the amount of 25% of Dr. Chalmers’ target bonus. This discretionary bonus is included in the “Bonus” column of the Summary Compensation Table.

(2)
As described above, the Compensation Committee did not establish performance objectives for Mr. Makara, but Dr. Chalmers, as the Company’s Chief Executive Officer, evaluated Mr. Makara’s performance for the year 2020 on a holistic basis. In consideration of Mr. Makara’s service to the Company during the year, including his service on an interim basis as the Company’s principal financial officer, while continuing to fulfil his primary responsibility as Vice President of Finance and Controller, Dr. Chalmers determined that his performance merited a bonus equal to his target bonus. This discretionary bonus is included in the “Bonus” column of the Summary Compensation Table.

(3)
As described above, Mr. Reilly was eligible to earn a prorated portion of his target bonus. Based on the Compensation Committee’s assessment of Mr. Reilly’s contributions to the Company’s performance during the time period following his hiring, the Compensation Committee determined to award Mr. Reilly a prorated bonus equal to his target bonus, multiplied by a fraction representing the portion of the year that he was employed by us. This bonus is included in the “Bonus” column of the Summary Compensation Table.

In addition to the amounts payable to our named executive officers under the 2020 executive bonus plan in the table above, Dr. Menzaghi received an additional $52,560 bonus during 2020 as a result of achievement, during the first half of 2020, of a “stretch” goal related to the 2019 executive bonus plan. Because the goal was met in 2020, this amount is reported in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” for Dr. Menzaghi in 2020, despite the fact that it relates to the 2019 executive bonus plan.
Special NDA Bonuses
In addition to the 2020 executive bonus plan, in November 2020, the Compensation Committee established a special bonus program for Drs. Menzaghi and Goncalves to recognize their significant responsibility with respect to the NDA for KORSUVA Injection, and to reward them for the submission of the NDA by year-end and the FDA’s acceptance of the NDA for filing by the first half of 2021. Under this program, the Compensation Committee approved the payment of a special bonus of up to $180,618 to each of Drs. Menzaghi and Goncalves. This special bonus would be payable in two tranches upon the achievement of performance objectives as follows:
•
One-half, or $90,309, in the event that the NDA for KORSUVA Injection was submitted to the FDA before the end of 2020; and

•
One-half, or $90,309, in the event that the NDA for KORSUVA Injection was accepted for filing by the FDA during the first half of 2021.

The NDA was submitted in late December 2020, and accordingly, the first half of this special bonus became payable to Drs. Menzaghi and Goncalves at that time. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
The NDA was accepted for filing in the first quarter of 2021, and accordingly, the second half of this special bonus became payable to Drs. Menzaghi and Goncalves at that time. These amounts will be included as 2021 compensation in the Summary Compensation Table of next year’s proxy statement.
Long-Term Incentive Equity Awards
We use equity awards to motivate our executive officers, including the named executive officers, to increase the long-term value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. These equity awards are intended to further our success by ensuring that sustainable value creation is a key factor in our executive officers’ management of our business.
The size and form of these equity awards is determined by the Compensation Committee in its discretion. As described below, in 2020, we granted equity awards in the form of stock options, time-based RSUs and performance-based RSUs to our named executive officers as part of our long-term incentive compensation program.
Stock Options. The Compensation Committee uses stock options as a key tool in serving to align the interests of our executive officers and our stockholders. Stock options are inherently performance based, and automatically link executive pay to stockholder return, as the value realized, if any, by the executive from an award of stock options, is dependent upon, and directly proportionate to, appreciation in stock price. Executives will only receive value from the stock option awards if the price of the stock increases above the price at time of grant, and remains above as the stock options continue to vest. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price.

Time-based Restricted Stock Units. The Compensation Committee elected to use time-based RSUs as long-term incentives because they reward our executive officers for superior financial performance, but also encourage executive retention as these awards vest over multiple years and can maintain value even during periods when there is volatility in our stock price.
Performance-based Restricted Stock Units. The Compensation Committee elected to use performance-based RSUs as long-term incentives because they reward our executive officers for the achievement of corporate performance objectives, which aligns the interests of management with our stockholders by rewarding them upon the Company’s achievement of value-creating milestones.
The annual equity grants to our named executive officers are evaluated and approved by the Compensation Committee in the context of each named executive officer’s total compensation and take into account the market data provided by compensation consultants in addition to the individual officer’s responsibilities and performance. The Compensation Committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants and any particular individual circumstances.
As noted above, the Compensation Committee has the discretion to determine which executive officers will receive equity awards, as well as the amount of any such awards. Typically, the Compensation Committee approves equity award grants only on the dates of its regularly-scheduled committee meetings, without regard to the timing of the release of material information about us.
2020 Stock Option Awards
In February 2020, the Compensation Committee approved the following stock option grants to our named executive officers. Each of the options vest in 48 equal monthly installments.
Executive	Stock Option Grant (# shares)
Derek Chalmers, Ph.D., D.Sc.	100,000
Frédérique Menzaghi, Ph.D.	32,000
Joana Goncalves, M.D.	32,000
Scott Terrillion	32,000
Richard Makara	30,000
In October 2020, the Compensation Committee approved the grant of 175,000 stock options to Mr. Reilly in connection with his hiring as our new Chief Financial Officer. These options vest as to 25% of the shares on the one year anniversary of the date of grant, with the remaining shares vesting in 36 equal monthly installments thereafter.
2020 Time-based Restricted Stock Unit Awards
In February 2020, the Compensation Committee approved the following restricted stock unit grants to our named executive officers. These RSUs vest in three equal annual installments from the date of grant.
Executive	Time-based RSUs (# shares)
Derek Chalmers, Ph.D., D.Sc.	50,000
Frédérique Menzaghi, Ph.D.	16,000
Joana Goncalves, M.D.	16,000
Scott Terrillion	16,000
2020 Performance-based Restricted Stock Unit Awards
In February 2020, the Compensation Committee approved the following performance-based restricted stock unit grants to our named executive officers. These RSUs are scheduled to vest upon the satisfaction of certain performance conditions, which consist of certain drug development milestones.

	Performance-based RSUs (# shares)
Executive	Target(1)	Stretch(2)
Derek Chalmers, Ph.D., D.Sc.	50,000	10,000
Frédérique Menzaghi, Ph.D.	16,000	10,000
Joana Goncalves, M.D.	16,000	10,000
Scott Terrillion	16,000	10,000

(1)
The Target performance-based RSUs issued to Dr. Chalmers and Mr. Terrillion vest as follows:

•
25% upon the Phase 2 clinical trial of Oral KORSUVA in atopic dermatitis meeting its pre-specified primary endpoint (this achievement of this milestone is still to be determined);

•
37.5% upon the submission of the NDA for KORSUVA Injection to the FDA (this milestone was achieved in December 2020); and

•
37.5% upon the FDA’s acceptance of the NDA for KORSUVA Injection for filing (this milestone was achieved in the first quarter of 2021).

The Target performance-based RSUs issued to Dr. Menzaghi vest as follows:
•
50% upon the submission of the NDA for KORSUVA Injection to the FDA (this milestone was achieved in December 2020); and

•
50% upon the FDA’s acceptance of the NDA for KORSUVA Injection for filing (this milestone was achieved in the first quarter of 2021).

The Target performance-based RSUs issued to Dr. Goncalves vest as follows:
•
50% upon the Phase 2 clinical trial of Oral KORSUVA in atopic dermatitis meeting its pre-specified primary endpoint (this achievement of this milestone is still to be determined);

•
25% upon the submission of the NDA for KORSUVA Injection to the FDA (this milestone was achieved in December 2020); and

•
25% upon the FDA’s acceptance of the NDA for KORSUVA Injection for filing (this milestone was achieved in the first quarter of 2021).

(2)
The Stretch performance-based RSUs issued to each of the named executive officers vest upon the FDA’s granting of priority review designation to the NDA for KORSUVA Injection. This stretch objective was met in the first quarter of 2021, resulting in the vesting in full of the stretch performance-based RSUs.

Consideration of 2020 Say-on-Pay Vote
At the Company’s 2020 annual meeting of stockholders, the Company’s advisory vote to approve executive compensation (“say-on-pay vote”) for fiscal year 2019 received stockholder support of over 97% of the shares present or represented by proxy. Given the strong level of support evidenced by last year’s say-on-pay vote, the Compensation Committee determined that our stockholders were generally supportive of the executive compensation philosophy and program set forth in our 2020 proxy statement. Accordingly, we have generally maintained our approach to our executive compensation program.
Other Features of Our Executive Compensation Program
Employment Agreements with our Named Executive Officers
Derek Chalmers, Ph.D., D.Sc.
Under an executive employment agreement entered into in February 2014, Derek Chalmers serves as our President and Chief Executive Officer. The agreement provides that Dr. Chalmers was entitled to receive an initial annual base salary of $440,000, subject to adjustment by our Board. Dr. Chalmers received

$576,800 in base salary for the year ended December 31, 2020. He is also eligible to receive an incentive cash bonus, based upon the criteria as may be determined by our Board, with an initial target bonus of 50% of his base salary. As described above, for 2020, the Compensation Committee established Dr. Chalmers’s target bonus at 60% of his base salary. He is also entitled to participate in our employee benefit plans and programs, and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.
Thomas Reilly
We have entered into an employment agreement with Mr. Reilly pursuant to which he has served as Chief Financial Officer since October 2020. The employment agreement provides for an annual base salary of $400,000, subject to upward adjustment by our Board. Pursuant to his employment agreement, Mr. Reilly received, shortly after his start date, a signing bonus of $30,000, which amount is subject to recoupment in the event that Mr. Reilly’s employment with the Company terminates before October 1, 2021. Under the employment agreement, Mr. Reilly is also eligible to receive an incentive cash bonus of up to 40% of his base salary, based upon the criteria and payable at such times as determined by our Board. Mr. Reilly is also entitled to participate in our employee benefit plans and programs, and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.
Frédérique Menzaghi, Ph.D.
Under an executive employment agreement entered into in February 2014, Dr. Menzaghi serves as our Chief Scientific Officer and Vice President — Research and Development. The employment agreement provides for an annual base salary of $302,500, subject to adjustment by our Board. Dr. Menzaghi received $451,200 in base salary for the year ended December 31, 2020. Under the employment agreement, Dr. Menzaghi is eligible to receive an incentive cash bonus, based upon the criteria as may be determined by our Board, with an initial target bonus of 35% of her base salary. As described above, for 2020, the Compensation Committee established Dr. Menzaghi’s target bonus at 40% of her base salary. Dr. Menzaghi is also entitled to participate in our employee benefit plans and programs, and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.
Joana Goncalves, M.D.
Under an executive employment agreement entered into in October 2018, Dr. Goncalves serves as our Chief Medical Officer. The employment agreement provides an annual base salary, subject to adjustment by our Board. Dr. Goncalves received $451,200 in base salary for the year ended December 31, 2020. Under the employment agreement, Dr. Goncalves is eligible to receive an incentive cash bonus, based upon the criteria as may be determined by our Board, with a target bonus of 40% of her base salary. Dr. Goncalves is also entitled to participate in our employee benefit plans and programs, and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.
Scott Terrillion
Pursuant to an offer letter entered into on October 14, 2016, Mr. Terrillion serves as our General Counsel. The offer letter provides that Mr. Terrillion was entitled to receive an initial annualized base salary of $325,000, which base salary is subject to adjustment. Mr. Terrillion received an annual base salary of $412,000 for the year ended December 31, 2020. Pursuant to the offer letter, Mr. Terrillion is also entitled to receive an initial target cash bonus of up to 35% of his annual base salary. As described above, for 2020, the Compensation Committee established Mr. Terrillion’s target bonus at 40% of his annual base salary. In addition to the salary and bonus, Mr. Terrillion is also entitled to participate in our employee benefits plans and programs, and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.
Richard Makara
Pursuant to an offer letter entered into on September 22, 2014, Mr. Makara serves as our Vice President, Head of Accounting and Controller. The offer letter provides that Mr. Makara was entitled to receive an initial annualized base salary of $150,000, which base salary is subject to potential adjustment.

Mr. Makara received an annual base salary of $292,800 for the year ended December 31, 2020. As described above, for 2020, the Compensation Committee established Mr. Makara’s target bonus at 40% of his annual base salary. Mr. Makara is also entitled to participate in our employee benefits plans or programs, and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.
Other Benefits
Limited Perquisites and Other Personal Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “401(k) Plan.” We do not generally provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers. In addition, we provide our executive officers with reserved parking spaces at our corporate headquarters.
401(k) Plan
We maintain the Cara Therapeutics Savings and Retirement 401(k) Plan (the “401(k) Plan”), a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. All employees over the age of 21 are eligible to participate in the plan on the first day of the month after completing three consecutive months of service. Employees are able to defer a portion of their pay into the plan on the first day of the month after the day all age and service requirements have been met. All eligible employees receive an employer contribution equal to 3% of their salary up to the annual Internal Revenue Code limit. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Contributions that we may make are subject to a vesting schedule; employees are immediately and fully vested in their contributions. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made.
Clawbacks
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant clawback policy to the extent that the requirements of such clawbacks are finalized by the SEC.
Accounting and Tax Considerations
Accounting for Stock-Based Compensation. Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Section 162(m). Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Policy Regarding Hedging and Pledging of Our Common Stock
Our executive officers and directors are also subject to our insider trading policy, which prohibits all employees and directors from purchasing financial instruments designed to hedge or offset any decrease in the market value of the Company’s common stock or engage in any transaction that would have the effect of reducing or eliminating the economic risk of holding the Company’s common stock and which prohibits all employees and directors from engaging in short-term or speculative transactions in the Company’s securities, including pledging and pledging Cara securities as collateral for margin loans.
Risk Analysis of Our Compensation Policies and Practices
The Compensation Committee has reviewed the Company’s compensation policies and practices, in consultation with Radford and outside Company counsel, to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing the Company’s compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors), and long-term compensation (in the form of stock options or RSUs) prevents undue focus on short-term results and helps align the interests of the Company’s executive officers with the interests of our stockholders. In addition, the Company’s insider trading policy’s prohibition against hedging and pledging in Company stock protects against short-term decision making.
Executive Compensation Tables
2020 Summary Compensation Table
The table below shows for the periods presented, compensation awarded to or paid to, or earned by, our named executive officers.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Derek Chalmers, Ph.D., D.Sc. President and Chief Executive Officer	2020	$576,800	$86,520(5)	$818,000	$1,075,130	$346,080	$11,079	$2,913,609
	2019	560,000	—	—	2,551,783	310,800	11,034	3,433,617
	2018	542,100	—	—	1,997,623	238,524	10,799	2,789,046
Thomas Reilly(6) Chief Financial Officer	2020	100,000(7)	70,000(8)	—	1,417,868	—	590	1,588,458
Frédérique Menzaghi, Ph.D. Chief Scientific Officer and Senior Vice President, Research and Development	2020	451,200	—	261,760	344,042	323,349	10,959	1,391,310
	2019	438,000	—	—	1,628,797	148,920	10,914	2,226,631
	2018	400,000	—	—	615,428	212,000	10,799	1,238,227

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Joana Goncalves, M.D.(6) Chief Medical Officer	2020	451,200	—	261,760	344,042	270,789	10,911	1,338,702
Scott Terrillion(6) General Counsel, Secretary and Chief Compliance Officer	2020	412,000	—	261,760	344,042	164,800	11,079	1,193,681
	2019	400,000	—	—	814,399	160,000	11,034	1,385,433
Richard Makara(6) VP, Head of Accounting and Controller	2020	292,800	117,120	—	322,539	—	10,509	742,968

(1)
Stock awards represent RSUs granted to the named executive officers. Each RSU represents the contingent right to receive one share of our common stock upon the satisfaction of the vesting conditions of the award, subject to the recipient’s continuous service through the vesting events. For 2020, the RSU grants consisted of a combination of time-based RSUs, which vest based on time of service, and performance-based RSUs, which vest upon the achievement of certain performance conditions. For years prior to 2020, RSUs consisted entirely of performance-based awards. In accordance with SEC rules, these amounts reflect the grant date fair values of the RSUs granted, calculated in accordance with ASC 718 for stock-based compensation transactions. In the case of performance-based awards, this grant date fair value is based on the probable outcome of the vesting conditions of these RSUs, determined as of the grant date.

For 2020, as of the grant date, the performance vesting conditions for the RSUs granted to our named executive officers were considered not probable of occurring and, as a result, the grant date fair value of those RSUs, for purposes of this table, is $0. Accordingly, the amounts in this table represent the grant date fair values of time-based RSUs granted to the named executive officers. Assuming that all of the performance vesting conditions of the performance-based RSUs were met as of the grant date, the value of all RSUs granted during 2020 would have been $1,799,600 for Dr. Chalmers, $687,120 for Dr. Menzaghi, $687,120 for Dr. Goncalves, and $687,120 for Mr. Terrillion. See Note 13. Stock-Based Compensation to our financial statements included in the Form 10-K for a further description of our valuation methodology for equity awards.
For 2019, as of the grant date, the performance vesting conditions for the RSUs granted to our named executive officers were considered not probable of occurring and, as a result, the grant date fair value of those RSUs, for purposes of this table, is $0. Assuming that all of the performance vesting conditions of these RSUs were met as of the grant date, the value of these RSUs would have been $966,000 for Dr. Chalmers, $1,207,500 for Dr. Menzaghi, and $402,500 for Mr. Terrillion. See Note 13. Stock-Based Compensation to our financial statements included in our Form 10-K for a further description of our valuation methodology for equity awards.
For 2018, as of the grant date, the performance vesting condition for the RSUs granted to Drs. Chalmers and Menzaghi was considered not probable of occurring and, as a result, the grant date fair value of those RSUs, for purposes of this table, is $0. Assuming that the performance vesting condition of these RSUs was met as of the grant date, the value of these RSUs would have been $772,446 for Dr. Chalmers and $238,054 for Dr. Menzaghi.
See Note 13. Stock-Based Compensation in the notes to our financial statements included in the Form 10-K for a further description of our valuation methodology for equity awards.
(2)
Amounts reflect the grant date fair value of each option award granted, calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. All of the options awards reported in the table above were granted under our 2014 Plan and have a term of ten years from the date of grant. Shares underlying these stock options vest monthly over a four-year period from the grant date, subject to the executive officer’s continuous service through each such date. Assumptions used in the calculation of the grant date fair values of these awards are set forth in Note 13. Stock-Based Compensation in the notes to our financial statements in the Form 10-K.

(3)
Amounts reflect annual performance-based cash bonus awards earned by each executive officer based on the Board’s assessment of each such officer’s individual performance and our overall performance against objectives determined by the Board and communicated to such officer at the beginning of the fiscal year. For the fiscal years presented, the annual cash incentive bonuses were based on our achievement of clinical, regulatory, financial and operational objectives. The amounts also include an additional $90,309 paid to each of Drs. Menzaghi and Goncalves upon the achievement of the first of two performance objectives under a special “NDA Bonus” program, as described in “Compensation Discussion and Analysis — 2020 Executive Compensation Program — Special NDA Bonuses.” The 2020 amount for Dr. Menzaghi also includes an additional $52,560 bonus payable as a result of our achievement during the first half of 2020 certain “stretch” goals from our 2019 executive bonus plan. Because the goal was met in 2020, this amount is reported in the summary compensation table for Dr. Menzaghi in 2020, despite the fact that it relates to the 2019 executive bonus plan, rather than the 2020 executive bonus plan. For additional information concerning these bonuses, see “Compensation Discussion and Analysis — 2020 Executive Compensation Program — Annual Performance-Based Cash Compensation” and “— Special NDA Bonuses.”

(4)
Amounts reflect for 2020: (a) for Dr. Chalmers, $1,800 for parking, $8,550 for 401(k) Employee Benefit Plan contributions, and $729 of life insurance premiums; (b) for Mr. Reilly, $450 for parking and $140 of life insurance premiums; (c) for Dr. Menzaghi, $1,800 for parking, $8,550 for 401(k) Employee Benefit Plan contributions, and $609 of life insurance premiums, (d) for Dr. Goncalves, $1,800 for parking, $8,550 for 401(k) Employee Benefit Plan contributions, and $561 of life insurance premiums; (e) for Mr. Terrillion, $1,800 for parking, $8,550 for 401(k) Employee Benefit Plan contributions, and $729 of life insurance premiums; and (f) for Mr. Makara, $1,350, for parking, $8,550 for 401(k) Employee Benefit Plan contributions, and $609 of life insurance premiums.

(5)
This amount represents a discretionary bonus in the amount of 25% of Dr. Chalmers’ target bonus that was awarded in recognition of exceptional performance by Dr. Chalmers during 2020 that was not fully captured by Dr. Chalmers’ original performance objectives, as described in greater detail in “Compensation Discussion and Analysis — 2020 Executive Compensation Program — Annual Performance-Based Cash Compensation.”

(6)
2018 and 2019 compensation information is omitted for each of Dr. Goncalves and Messrs. Makara and Reilly, and 2018 compensation information is omitted for Mr. Terrillion, as these individuals were not named executive officers (as defined in Item 402 of Regulation S-K promulgated under the Exchange Act) for such years.

(7)
The amount included for Mr. Reilly’s base salary reflects the prorated amount of compensation he received during the year ended December 31, 2020, calculated from the date he was appointed as Chief Financial Officer in October 2020.

(8)
Consists of (a) a $30,000 signing bonus, which amount is subject to recoupment in the event that Mr. Reilly’s employment with the Company terminates before October 1, 2021; and (b) a $40,000 bonus for 2020, representing a prorated portion of Mr. Reilly’s target bonus, as described in “Compensation Discussion and Analysis — 2020 Executive Compensation Program — Annual Performance-Based Cash Compensation.”

2020 Grants of Plan-Based Awards
The following table provides information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2020:
		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Derek Chalmers, Ph.D., D.Sc.		N/A	346,080
	2/24/2020			12,500	50,000	60,000				0
	2/24/2020						50,000			818,000
	2/24/2020							100,000	16.36	1,075,130
Thomas Reilly	10/1/2020							175,000	12.74	1,417,868
Frédérique Menzaghi, Ph.D.		N/A	180,480
		90,309	180,618
	2/24/2020			8,000	16,000	26,000				0
	2/24/2020						16,000			261,760
	2/24/2020							32,000	16.36	344,042
Joana Goncalves, M.D.		N/A	180,480
		90,309	180,618
	2/24/2020			4,000	16,000	26,000				0
	2/24/2020						16,000			261,760
	2/24/2020							32,000	16.36	344,042
Scott Terrillion		N/A	164,800
	2/24/2020			4,000	16,000	26,000				0
	2/24/2020						16,000			261,760
	2/24/2020							32,000	16.36	344,042
Richard Makara	2/24/2020							30,000	16.36	322,539

(1)
These columns set forth, for the 2020 executive bonus plan, the target cash bonus amounts for each named executive officer for the year ended December 31, 2020. There was no threshold or maximum bonus amount for the named executive officers established under the 2020 executive bonus plan. Target bonuses were set as a percentage of each named executive officer’s base salary earned for the year ended December 31, 2020. For Drs. Menzaghi and Goncalves, these columns also include the threshold and target amounts potentially payable under the “Special NDA Bonus” program adopted in November 2020. For that program, the threshold amount reflects the amount payable upon the timely achievement of one of the two performance milestones, each of which was equally weighted, whereas the target amount reflects the amount payable if both milestones were timely achieved. The dollar value of the actual bonus award earned for the year ended December 31, 2020 for each named executive officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” As such, the amounts set forth in this column do not represent either additional or actual compensation earned by the named executive officers for the year ended December 31, 2020.

(2)
Represents shares that may be earned pursuant to performance-based RSUs granted to certain of our named executive officers in 2020. Actual shares to vest will be based on achievement of pre-defined goals, described in “Compensation Discussion and Analysis-2020 Executive Compensation Program — 2020 Performance-based Restricted Stock Unit Awards.” Threshold payout amounts assume only the attainment of the goal with the lowest weighting (for Drs. Chalmers and Goncalves and Mr. Terrillion, 25%; for Dr. Menzaghi, 50%). Target payout amounts assumes attainment of 100% of the target goals in the specified timeframes. Maximum payout assumes achievement of 100% for the target goals in the specified time period, as well as the achievement of the “stretch” goal.

(3)
Represents time-based RSUs vesting over three years, subject to the named executive officer’s continuous service as of each vesting date.

(4)
Amounts shown in this column do not reflect compensation actually received or amounts that may be realized in the future by the named executive officers. The amounts shown in this column reflect the aggregate grant date fair value for the stock options or RSUs granted to our named executive officers in 2020 as computed in accordance with ASC 718. In the case of performance-based RSUs, the grant date fair value of these awards is based upon the probable outcome of the vesting conditions of the award at the time of grant, which was $0. For a discussion of valuation assumptions, see Note 13. Stock-Based Compensation in the notes to our financial statements in the Form 10-K.

Outstanding Equity Awards at 2020 Fiscal-Year End
The following table shows certain information regarding outstanding equity awards held by our named executive officers at December 31, 2020.
	Option Awards					Stock Awards
Name	Grant date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares of Units of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Derek Chalmers, Ph.D., D.Sc. President and Chief Executive Officer	1/30/2014	80,000	—	$11.00	1/30/2024	—	$—	—	—
	6/15/2015	165,000	—	10.82	6/15/2025	—	—	—	—
	3/30/2016	191,000	—	6.00	3/30/2026	—	—	—	—
	3/8/2017	210,937	14,063(1)	17.41	3/8/2027	—	—	—	—
	3/9/2018	128,906	58,594(1)	14.39	3/9/2028	—	—	—	—
	3/6/2019	102,812	132,188(1)	16.10	3/6/2029	—	—	—	—
	2/24/2020	20,833	79,167(1)	16.36	2/24/2030	—	—	—	—
	2/24/2020	—	—	—	—	50,000	756,500	—	—
	2/24/2020	—	—	—	—	—	—	41,250	624,113
Thomas Reilly Chief Financial Officer	10/1/2020	—	175,000(2)	12.74	10/1/2030	—	—	—	—

Frédérique Menzaghi, Ph.D. Chief Scientific Officer and Senior Vice President, Research and Development	1/30/2014	40,000	—	11.00	1/30/2024	—	—	—	—
	6/15/2015	60,000	—	10.82	6/15/2025	—	—	—	—
	3/30/2016	65,000	—	6.00	3/30/2026	—	—	—	—
	3/8/2017	70,312	4,688(1)	17.41	3/8/2027	—	—	—	—
	3/9/2018	39,703	18,047(1)	14.39	3/9/2028	—	—	—	—
	3/6/2019	65,625	84,375(1)	16.10	3/6/2029	—	—	—	—
	2/24/2020	6,666	25,334(1)	16.36	2/24/2020	—	—	—	—
	2/24/2020	—	—	—	—	16,000	242,080	—	—
	2/24/2020	—	—	—	—	—	—	18,000	272,340
Joana Goncalves, M.D. Chief Medical Officer	10/22/2018	135,416	114,584(2)	19.27	10/22/2028	—	—	—	—
	2/24/2020	6,666	25,334(1)	16.36	2/24/2030	—	—	—	—
	2/24/2020	—	—	—	—	16,000	242,080	—	—
	2/24/2020	—	—	—	—	—	—	22,000	332,860
Scott M. Terrillion General Counsel, Secretary and Chief Compliance Officer	11/28/2016	135,000	—	9.22	11/28/2026	—	—	—	—
	3/9/2018	31,968	14,532(1)	14.39	3/9/2028	—	—	—	—
	3/6/2019	32,812	42,188(1)	16.10	3/6/2029	—	—	—	—
	2/24/2020	6,666	25,334(1)	16.36	2/24/2030	—	—	—	—
	2/24/2020	—	—	—	—	16,000	242,080	—	—
	2/24/2020	—	—	—	—	—	—	20,000	302,600

	Option Awards					Stock Awards
Name	Grant date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares of Units of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Richard Makara Vice President, Head of Accounting & Controller	10/17/2014	25,000	—	8.03	10/17/2024	—	—	—	—
	3/30/2016	9,167	—	6.00	3/30/2026	—	—	—	—
	3/8/2017	18,750	1,250(1)	17.41	3/8/2027	—	—	—	—
	8/17/2017	16,666	3,334(1)	13.51	8/17/2027	—	—	—	—
	3/6/2018	13,750	6,250(1)	14.18	3/6/2028	—	—	—	—
	3/6/2019	13,125	16,875(1)	16.10	3/6/2029	—	—	—	—
	2/24/2020	6,250	23,750(1)	16.36	2/24/2030	—	—	—	—

(1)
Shares underlying these stock options vest monthly over a four-year period from the grant date, subject to the executive officer’s continuous service through each such date.

(2)
Shares underlying these stock options vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments over the 36 months thereafter, subject to the executive officer’s continuous service through each such date.

(3)
Awards in this column consist of time-based RSUs that were unvested as of December 31, 2020 that vest in three equal annual installments on the first, second and third anniversary date of the grant, subject to the officer’s continuous employment with the Company.

(4)
Market value is calculated based on the closing price of our common stock on December 31, 2020, which was $15.13 per share, as reported on Nasdaq.

(5)
Awards in this column consist of performance-based RSUs that were unvested as of December 31, 2020.

2020 Option Exercises and Stock Vested
The following table provides information regarding vesting of stock awards held by our named executive officers in 2020. Our named executive officers did not exercise any stock options during 2020.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Derek Chalmers, Ph.D., D.Sc.	38,750	587,575
Thomas Reilly	—	—
Frédérique Menzaghi, Ph.D.	45,500	675,350
Joana Goncalves, M.D.	34,000	556,300
Scott M. Terrillion	14,334	216,376
Richard Makara	—	—
Potential Payments Upon Termination or Change in Control
Dr. Chalmers, Dr. Menzaghi, Dr. Goncalves, and Mr. Reilly are eligible for severance benefits in specified circumstances pursuant to their respective employment agreements. Under the terms of the agreements, upon execution and effectiveness of a general release of claims, each executive officer will be entitled to severance payments if we terminate his or her employment without cause, or in the case of Dr. Chalmers, he terminates employment with us for good reason. For Dr. Chalmers, the severance period is twelve months. For Dr. Goncalves, the severance period is nine months. For Dr. Menzaghi the severance period is six months. For Mr. Reilly, the severance period is three months prior to the one year anniversary of his employment, after which time it increases to nine months.
The following table sets forth the estimated incremental payments and benefits that would be payable to Dr. Chalmers, Dr. Menzaghi, Dr. Goncalves, and Mr. Reilly upon termination of employment without “cause” and, in the case of Dr. Chalmers, for “good reason,” including in connection with a “change in control” (as these terms are defined in the applicable employment agreement), assuming that the triggering event occurred on December 31, 2020. Neither Mr. Terrillion nor Mr. Makara is entitled to any severance or change in control benefits. Due to the number of factors that affect the nature and amount of any potential payments or benefits, actual payments and benefits may differ from those presented in the table below.
Name	Benefit(1)	Termination without Cause(1)	Resignation for Good Reason(1)	CIC Termination(1)
Derek Chalmers, Ph.D., D.Sc.	Severance Payments	$576,800	$576,800	$576,800
	Payment of Employer Health Insurance Continuation	729	729	729
	Target Bonus	346,080	346,080	346,080
	Vesting Acceleration	—	—	1,423,972
	Benefit Total	$923,609	$923,609	$2,347,581
Frédérique Menzaghi, Ph.D.	Severance Payments	$225,600	—	$225,600
	Payment of Employer Health Insurance Continuation	609	—	609
	Target Bonus	180,480	—	180,480
	Vesting Acceleration	—	—	527,775
	Benefit Total	$406,689	—	$934,464
Joana Goncalves, M.D.(2)	Severance Payments	$338,400	—	$338,400
	Payment of Employer Health Insurance Continuation	561	—	561
	Target Bonus	180,480	—	180,480
	Vesting Acceleration	—	—	574,940
	Benefit Total	$519,441	—	$1,094,381
Thomas Reilly(3)	Severance Payments(3)	$100,000	—	$100,000
	Payment of Employer Health Insurance Continuation(3)	140	—	140
	Target Bonus(3)	40,000	—	40,000
	Vesting Acceleration	—	—	418,250
	Benefit Total	$140,140	—	$558,390

(1)
Subject to the execution of a general release by the relevant executive officer, on the 60th day following termination without cause or, in the case of Dr. Chalmers, resignation for good reason, we will pay such payments relating to base salary, target bonus and health insurance premiums in a lump sum that this executive officer would have received on or prior to such date under the original schedule (less applicable withholdings and deductions), with the balance of such payments being paid as originally scheduled.

(2)
The amount included in the table for Dr. Goncalves reflects 100% accelerated vesting in the event that the Company terminates Dr. Goncalves’ employment without cause between six and twelve months after a Change in Control. In the event that the Company terminates Dr. Goncalves’ employment without cause in less than six months after a Change in Control, then 50% of the unvested portion of equity awards will vest in full.

(3)
The amounts included in the table for Mr. Reilly reflect a triggering event occurring before the first anniversary of his start date at the Company, reducing his severance, health insurance and target bonus period to three months, pursuant to the terms of his employment agreement. If Mr. Reilly’s employment is terminated on or after the first anniversary of his start date, his severance, health insurance and target bonus period is nine months, pursuant to the terms of his employment agreement.
Pay Ratio Disclosure
Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, excluding our CEO, and the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO (“CEO Pay Ratio”). To identify our median employee, we used the following methodology:
•
To determine our total population of employees, we included all full-time, part-time, and temporary employees as of December 31, 2020.

•
To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s 2020 base compensation, 2020 employee bonuses, and the value of equity awards granted in 2020.

•
We calculated the value of 2020 equity awards as follows:

•
stock option awards were calculated in accordance with generally accepted accounting principles (i.e., ASC 718); and

•
RSU awards were calculated based on the grant date fair value of the awards determined in accordance with the U.S. generally accepted accounting principles (i.e., ASC 718)

•
We annualized the base compensation of all permanent (full-time and part-time) employees who were employed by us for less than the entire calendar year.

Using this approach, we determined our median employee. Once the median employee was identified, we then calculated the annual total compensation of this employee for 2020 in accordance with the requirements of the Summary Compensation Table.
For 2020, the median of the annual total compensation of our employees (other than Dr. Chalmers) was $269,000 and the annual total compensation of Dr. Chalmers, as reported in the Summary Compensation Table included in this proxy statement, was $2,913,609. Based on this information, the ratio of Dr. Chalmers’s annual total compensation to the median of the annual total compensation of all employees was 11:1.
Indemnification Agreements with Executive Officers and Directors
Our amended and restated certificate of incorporation (the “Charter”) limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•
breach of their duty of loyalty to the corporation or its stockholders;

•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
transaction from which the directors derived an improper personal benefit.

Our Charter does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. These limitations also do not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Our Bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification. We have obtained a directors’ and officers’ liability insurance policy.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes our equity compensation plan information as of December 31, 2020. Information is included for equity compensation plans approved by our stockholders.
Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares of common stock reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	5,421,893	$14.93	284,380(3)
Equity compensation plans not approved by security holders(4)	47,500	$25.88	252,500
Total	5,469,393	$15.02	536,880

(1)
Includes our 2014 Equity Incentive Plan.

(2)
The weighted average exercise price is calculated based solely on outstanding stock options, and does not take into account stock underlying RSUs, which have no exercise price.

(3)
All of these shares are available for future issuance under the 2014 Plan. Further, pursuant to the terms of the 2014 Plan, the aggregate number of shares of common stock reserved for issuance under the 2014 Plan automatically increases on January 1 of each year, through and including January 1, 2024, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. Accordingly, on January 1, 2021, the number of shares of common stock available for issuance under our 2014 Plan increased by 1,496,166 shares. This increase is not reflected in the table above.

(4)
Includes our 2019 Inducement Plan.

2019 Inducement Plan
The Board adopted the 2019 Inducement Plan (the “Inducement Plan”) effective as of November 20, 2019. The Inducement Plan is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nadsaq Listing Rule 5635(c)(4) for the purpose of awarding (i) non-statutory stock options, (ii) restricted stock awards, (iii) restricted stock unit awards, and (iv) other stock awards to new employees as inducement material to such new employees entering into employment with us. The only persons eligible to receive grants of awards under the Inducement Plan are individuals who satisfy the standards for inducement grants in accordance with the Nasdaq listing rules, including individuals who were not previously an employee or director of Cara, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with Cara. An aggregate of 300,000 shares of common stock were reserved for issuance under the Inducement Plan.
2014 Equity Incentive Plan
The Board and our stockholders approved and adopted our 2014 Equity Incentive Plan (the “2014 Plan”) in January 2014. The 2014 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, or collectively, stock awards. Additionally, the 2014 Plan provides for the grant of performance cash awards. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, non-employee directors and consultants.

Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan was 1,600,000 shares. Additionally, the number of shares of our common stock reserved for issuance under the 2014 Plan has automatically increased on January 1 of each year, beginning on January 1, 2015 and continuing through and including January 1, 2024, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. On January 1, 2021, the aggregate number of shares of common stock that may be issued pursuant to stock awards under our 2014 Plan automatically increased to 8,984,679. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2014 Plan is 30,000,000 shares.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. In 2006, Ernst & Young LLP first audited the Company’s financial statements, which included the financial statements for the period from May 2004 (inception) to December 31, 2004 and the year ended December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Vote Required:   The affirmative vote of the holders of a majority of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the vote total, and will have the same effect as “Against” votes.
The Board of Directors Unanimously Recommends a Vote “FOR” Proposal 3.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and 2019, by Ernst & Young LLP, the Company’s principal accountant:
	Year Ended December 31,
	2020	2019
	(in thousands)
Audit fees(a)	$616	$776
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$616	$776

(a)
Audit fees for the years ended December 31, 2020 and 2019 consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual report on Form 10-K for that year; (ii) the review of our quarterly reports on Form 10-Q for each of the first three quarters of that year; and (iii) accounting consultations. For the year ended December 31, 2019, audit fees also included procedures in connection with the filing of Form S-3 with the SEC for our follow-on offering of our common stock.

All fees described above for the years ended December 31, 2020 and 2019 were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 5, 2021 by: (1) each director; (2) each of our named executive officers; (3) all of our current executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than 5% of our common stock.
Name of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% stockholders:
T. Rowe Price(1)	2,429,235	4.9%
Blackrock, Inc.(2)	3,632,266	7.3
Rho Ventures VI, LP(3)	2,799,058	5.6
First Manhattan Co.(4)	3,212,796	6.4
Vifor (International) Ltd.(5)	4,114,379	8.2
Directors and named executive officers:
Derek Chalmers, Ph.D., D.Sc.(6)	1,889,448	3.7
Thomas Reilly	—	—
Frédérique Menzaghi, Ph.D.(7)	486,954	1.0
Scott M. Terrillion(8)	264,446	*
Joana Goncalves(9)	192,735	*
Richard Makara(10)	117,250	*
Martin Vogelbaum(11)	126,500	*
Harrison M. Bains, Jr.(12)	114,500	*
Jeffrey Ives, Ph.D.(13)	83,500	*
Christopher Posner(14)	54,310	*
Susan Shiff, Ph.D.(15)	9,500	*
All current executive officers and directors as a group (10 persons)(16)	3,221,893	6.2%

*
Less than 1%.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 50,028,188 shares outstanding on April 5, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we have deemed outstanding shares of common stock subject to options held by that person that are exercisable within 60 days after April 5, 2021. We have not deemed these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Cara Therapeutics, Inc., 4 Stamford Plaza, 107 Elm Street, Stamford, Connecticut 06902.
(1)
Based solely on Schedule 13G filed by T. Rowe Price Associates, Inc. on February 16, 2021. T. Rowe Price Associates, Inc. has sole voting power as to 355,830 of the shares and sole dispositive power as to all of the shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(2)
Based solely on Schedule 13G filed by BlackRock, Inc. on January 29, 2021. BlackRock, Inc. has sole voting power as to 3,581,193 of the shares and sole dispositive power as to all of the shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Based solely on Schedule 13G filed on February 12, 2021 by Rho Ventures VI, L.P. The general partner of Rho Ventures VI, L.P. (“RV VI”) is RMV VI, L.L.C., a Delaware limited liability company, and the managing member of RMV VI, L.L.C. is Rho Capital Partners LLC, a Delaware limited liability company (“RCP LLC”). Each of Habib Kairouz, Mark Leschly and Joshua Ruch is a managing member of RCP LLC, and in their capacity as such may be deemed to exercise voting and investment power over the shares held by the Rho Funds. Martin Vogelbaum is one of our directors and is a non-managing member of RMV VI, L.L.C. The address of Rho Capital Partners, LLC, RMV VI, L.L.C. and RV VI is 152 West 57th Street, 23rd Floor, New York, NY 10019.

(4)
Based solely on Schedule 13G filed by First Manhattan Co. on February 16, 2021. First Manhattan Co. has sole voting and dispositive power as to 3,099,096 of the shares and shared voting and dispositive power as to 113,700 of the shares. The address of First Manhattan Co. is 399 Park Avenue, New York, NY 10022.

(5)
Based solely on Schedule 13G filed by Vifor (International) Ltd., Vifor Fresenius Medical Care Renal Pharma Ltd., and Vifor Pharma Ltd. (collectively, the “Reporting Persons”) on October 23, 2020. Vifor Fresenius Medical Care Renal Pharma Ltd.’s beneficial ownership of the common stock referred to herein is being reported solely because Vifor Fresenius Medical Care Renal Pharma Ltd. may be deemed to beneficially own such shares as a result of its right to acquire such shares upon exercise of an option granted to it by Vifor (International) Ltd. Vifor Pharma Ltd.’s beneficial ownership of the common stock referred to herein is being reported solely because Vifor Pharma Ltd. may be deemed to beneficially own such shares as a result of its indirect ownership of 100% of the equity interests of Vifor (International) Ltd. and 55% of the equity interests of Vifor Fresenius Medical Care Renal Pharma Ltd. The address of the Reporting Persons is Rechenstrasse 37 CH-9014, St. Gallen Switzerland.

(6)
Consists of 917,178 shares held directly by Dr. Chalmers and 972,270 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2021.

(7)
Consists of 108,653 shares held directly by Dr. Menzaghi and 378,301 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2021.

(8)
Consists of 40,676 shares held directly by Mr. Terrillion and 223,770 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2021.

(9)
Consists of 19,944 shares held directly by Dr. Goncalves and 172,791 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2021.

(10)
Consists of 1,000 shares held directly by Mr. Makara and 116,250 shares of common stock underlying options held by Mr. Makara that are vested and exercisable within 60 days of April 5, 2021.

(11)
Consists of 14,400 RSUs that vest within 60 days of April 5, 2021, and 112,100 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2021.

(12)
Consists of 13,200 RSUs that vest within 60 days of April 5, 2021, and 101,300 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2021.

(13)
Consists of 10,700 RSUs that vest within 60 days of April 5, 2021, and 72,800 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2021.

(14)
Consists of 11,200 RSUs that vest within 60 days of April 5, 2021, and 43,100 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2021.

(15)
Consists of 9,500 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2021.

(16)
Consists of the shares listed in footnotes (6), (7), (8), (9), (11), (12), (13), (14) and (15).

TRANSACTIONS WITH RELATED PERSONS
Related Person Transactions Policy and Procedures
In 2014, we adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any of our executive officers, directors, or more than 5% stockholders, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
Certain Related Person Transactions
Except as set forth below and compensation arrangements which described under “Executive Compensation” and “Director Compensation,” there were no transactions during the fiscal year ended December 31, 2020 in which the Company has participated in which the amount exceeded or will exceed $120,000, and in which any of the Company’s directors, executive officers or holders of more than 5% of its capital stock or any members of their immediate family had or will have a direct or indirect material interest.
Transactions With Vifor (International) Ltd.
License Agreement
On October 15, 2020, we entered into a license agreement (the “Vifor Agreement”) with Vifor (International) Ltd. (“Vifor Pharma”), under which we granted Vifor Pharma an exclusive license solely in the United States to use, distribute, offer for sale, promote, sell and otherwise commercialize Cara’s product candidate KORSUVA Injection (CR845/difelikefalin) for all therapeutic uses relating to the inhibition, prevention or treatment of itch associated with pruritus in hemodialysis and peritoneal dialysis patients in the United States. Under the Vifor Agreement, Cara retains all rights with respect to the clinical development of, and activities to gain regulatory approvals of, KORSUVA Injection in the United States.
Under the terms of the Vifor Agreement, Cara received from Vifor Pharma an upfront payment of $100 million in cash and a $50 million investment in Cara’s common stock at a price of $17.0094 per share. By virtue of the purchase of such shares, Vifor Pharma became the beneficial owner of greater than 5% of our outstanding common stock and, therefore, a “related person,” as described above.

Upon U.S. regulatory approval of KORSUVA Injection, Cara will also be eligible to receive an additional $50 million common stock investment at a 20% premium to the 30-day trailing average price of Cara’s common stock as of such date. In addition, pursuant to the Vifor Agreement, Cara is eligible to receive payments of up to $240 million upon the achievement of certain sales-based milestones. In connection with the Vifor Agreement, the parties entered into a securities purchase agreement (the “Purchase Agreement”) dated October 15, 2020, governing the issuance of the common stock described herein.
The Vifor Agreement provides full commercialization rights in dialysis clinics to Vifor Pharma in the United States under a profit-sharing arrangement. Pursuant to the profit-sharing arrangement, Cara will generally be entitled to 60% of the net profits (as defined in the Vifor Agreement) from sales of KORSUVA Injection in the United States (excluding sales to Fresenius Medical Center dialysis clinics, compensation for which is governed by a separate license agreement dated May 17, 2018 between Cara and Vifor Fresenius Medical Care Renal Pharma Ltd. (“VFMCRP”)) and Vifor Pharma is entitled to 40% of such net profits, subject to potential temporary adjustment in future years based on certain conditions. Under the Vifor Agreement, in consideration of Vifor Pharma’s conduct of the marketing, promotion, selling and distribution of KORSUVA Injection in the United States, Cara will pay a marketing and distribution fee to Vifor Pharma based on the level of annual net sales. This fee will be deducted from product sales in calculating the net profits that are subject to the profit-sharing arrangement under the agreement. Vifor Pharma has simultaneously entered into an option agreement with VFMCRP pursuant to which the license may be transferred from Vifor Pharma to VFMCRP.
The Vifor Agreement shall continue in effect until its expiration upon the cessation of commercial sale of KORSUVA Injection in the United States by Vifor Pharma and its affiliates and sublicensees, or until the earlier termination of the Vifor Agreement.
In addition, upon the earlier of: (1) the acceptance for filing of a new drug application covering KORSUVA Injection submitted to the FDA; or (2) October 15, 2023, the Vifor Agreement may be terminated by Vifor Pharma in its entirety, with such termination effective upon 12 months’ notice.
Securities Purchase Agreement
Pursuant to the Purchase Agreement, Vifor Pharma will not, and will not cause any direct or indirect affiliate to, during the period beginning on October 15, 2020 and ending at the close of business on the earlier of (A) October 15, 2022 and (B) the date that Cara publicly discloses the receipt of a complete response letter from the FDA with respect to Cara’s NDA for KORSUVA Injection (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of Cara or any securities convertible into or exercisable or exchangeable for common stock of Cara (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by Vifor Pharma in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) owned by Vifor Pharma as of the date hereof or acquired prior to the end of the Restricted Period (collectively with the Common Stock, “Lock-Up Securities”), except any such sale, option or contract by and between Vifor Pharma and one of its affiliates (including Vifor Pharma Group Ltd. or VFMCRP), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing.
Under the Purchase Agreement, the parties also agreed that, in certain circumstances, upon the request of Vifor Pharma, the parties will enter into a registration rights agreement prior to the end of the Restricted Period that would provide Vifor Pharma (or its affiliate transferee) customary registration rights with respect to the shares of common stock issued pursuant to the Purchase Agreement following the expiration of the Restricted Period.

The descriptions of the Vifor Agreement and the Purchase Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Vifor Agreement and Purchase Agreement which were filed as exhibits to the Form 10-K.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Cara stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Cara. Direct your written request to Cara Therapeutics, Inc., Scott Terrillion, Corporate Secretary, 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902, or you may call (203) 406-3700. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
SCOTT M. TERRILLION
Corporate Secretary
April 23, 2021
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021, is available without charge upon written request to: Corporate Secretary, Cara Therapeutics, Inc., 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD50467-P55553! ! !ForAllWithholdAllFor AllExcept! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.CARA THERAPEUTICS, INC.4 STAMFORD PLAZA107 ELM STREET, 9TH FLOORSTAMFORD, CT 06902VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 P.M. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CARA2021You may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow available andfollow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.Nominees:01) Harrison Bains, Jr.02) Susan Shiff, Ph.D.1. Election of the Board of Directors' two nominees fordirector to serve until the 2024 Annual Meeting and untiltheir successors are duly elected and qualified.2. Advisory vote to approve the compensation of our named executive officers.3. Ratification of the appointment of Ernst & Young LLP as the registered public accounting firm for the fiscal year ending December 31, 2021.CARA THERAPEUTICS, INC.The Board of Directors recommends you vote FOR ALL ofthe following nominees:The Board of Directors recommends you vote FOR the following proposal:The Board of Directors recommends you vote FOR the following proposal:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.You may attend and vote during the Annual Meeting via the Internet. Have the information that is printed in the box marked with the arrow on your proxycard or Notice of Internet Availability of Proxy Materials available and follow the instructions.For Against AbstainFor Against Abstain! ! !properly come before the meeting or any adjournment thereof. You may attend and vote during the Annual Meeting via the Internet. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D13927-P38754 CARA THERAPEUTICS, INC. Annual Meeting of Stockholders June 4, 2020 11:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Derek Chalmers, Ph.D., D.Sc. and Richard Makara, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via webcast www.virtualshareholdermeeting.com/CARA2020 at 11:00 AM EDT on June 4, 2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side